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                                                                   Exhibit 10.3

                      TRANSACTION INFORMATION SYSTEMS, INC.

                         1999 DIRECTOR STOCK OPTION PLAN

1.          Purpose.

            The purpose of this 1999 Director Stock Option Plan (the "Plan") of Transaction Information Systems, Inc., a Delaware corporation (the "Company"), is to encourage ownership in the Company by non-employee directors of the Company whose continued services are considered essential to the Company's future progress, to provide them with a further incentive to remain as directors of the Company and to align the interests of such persons with those of the Company's stockholders.

2.          Administration.

            The Board of Directors (the "Board") shall supervise and administer the Plan. All questions concerning interpretation of the Plan or any options granted under it shall be resolved by the Board and such resolution shall be final and binding upon all persons having an interest in the Plan. The Board may, to the full extent permitted by or consistent with applicable laws or regulations, delegate any or all of its powers under the Plan to a committee appointed by the Board, and if a committee is so appointed, all references to the Board in the Plan shall mean and relate to such committee.

3.          Participation in the Plan.

            Directors of the Company who are not employees of the Company or any subsidiary of the Company ("non-employee directors") shall be eligible to receive options under the Plan.

4.          Stock Subject to the Plan.

            (a) The maximum number of shares of the Company's common stock, par value $.01 per share ("Common Stock"), which may be issued under the Plan shall be 500,000 shares, subject to adjustment as provided in Section 7.

            (b) If any outstanding option under the Plan for any reason expires or is terminated without having been exercised in full, the shares covered by the unexercised portion of such option shall again become available for issuance pursuant to the Plan.


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            (c) All options granted under the Plan shall be non-statutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

            (d) Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

5.          Terms, Conditions and Form of Options.

            Each option granted under the Plan shall be evidenced by a written agreement or instrument of grant in such form as the Board shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

            (a)(i) Automatic Option Grant Dates. Options shall automatically be granted to all non-employee directors as follows:

                   (x) each person who first becomes a non-employee director after the date the Plan is approved by the Board shall be granted an option to purchase 15,000 shares of Common Stock on the date of his or her initial election to the Board; and

                   (y) each non-employee director shall be granted an option to purchase 15,000 shares of Common Stock on April 1 of each year, commencing with the first April 1st following the closing date (the "Closing Date") of the Company's initial public offering of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended.

               (ii) Periodic Grants of Options. Subject to execution by the non-employee director of an appropriate option agreement, the Board may grant additional options to purchase a number of shares to be determined by the Board in recognition of services provided by a non-employee director in his or her capacity as a director, provided that such grants are in compliance with the requirements of Rule 16b-3, as promulgated under the Securities Exchange Act of 1934, as amended ("Rule 16b-3").

               (iii) Option Grant Date. Each date of grant of an option pursuant to this Section 5(a) is hereinafter referred to as an "Option Grant Date."


            (b) Option Exercise Price. The option exercise price per share for each option granted under the Plan shall be the fair market value per share of Common Stock on the Option Grant Date. The fair market value shall mean (i) the closing price per share of Common Stock on the principal stock exchange or market on which the Common Stock is listed or traded, (ii) or, if the Common Stock is not listed on any exchange or market which reports closing prices, the average of the closing high bid and low asked prices per share as reported to the Nasdaq Stock Market or the National Quotation Bureau, Inc. or





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 a similar reporting service selected by the Board or (iii) if the Common Stock is not listed or traded on any exchange or market, the fair market value as determined in good faith by the Board. If there are no reported sales of Common Stock on the Option Grant Date, the price of the Common Stock for purposes of clause (i) shall be the average of the last reported high bid and low asked prices on such date.


            (c) Non-Transferability of Options. Any option granted under the Plan to an optionee shall not be transferable by the optionee other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, and shall be exercisable during the optionee's lifetime only by the optionee or the optionee's guardian or legal representative. In the event of the optionee's death, the Option may be exercised only by his or her executor, administrator or other legal representative upon presentation of evidence of such appointment.

            (d) Vesting Period.

                (i) General.  Each option granted under the Plan pursuant to
Section 5(a)(i) shall become immediately exercisable in full on the Option Grant Date. Each option granted under the Plan pursuant to Section 5(a)(ii) above shall become exercisable cumulatively, as to one-third of the shares of Common Stock subject to the Option six months, twelve months and eighteen months after the Option Grant Date.

                (ii) Acceleration Upon Acquisition Event. Notwithstanding the foregoing, each outstanding option granted under the Plan shall immediately become exercisable in full upon the occurrence of an Acquisition Event (as defined in Section 8) with respect to the Company.

                (iii) Right of Company to Repurchase Stock. The Board shall have the right to include in the instrument of grant or option agreement a provision that the Options may be immediately exercisable. If the Board includes such a provision, (A) in the event that the optionee ceased to be a director of the Company for any reason, the Company will have the right to purchase from him or her, at the Option Exercise Price, any shares which would not have vested based on the vesting schedule set forth in Section 5(d)(i) of the Plan one year from date he or she ceased to serve as a director, and (B) the certificates for such shares of Common Stock shall bear a legend setting forth the Company's repurchase option. As shares become vested, the legend on the stock certificate shall be removed at the optionee's request. Options and shares are vested if the option could be exercised to purchase such shares pursuant to said Section 5(d)(i).

            (e) Termination. Each option shall terminate, and may no longer be exercised, on the earlier of (i) the date ten years after the Option Grant Date of such option or (ii) the


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first anniversary of the date on which the optionee ceases to serve as a director of the Company.

            (f) Exercise Procedure. An option may be exercised only by written notice to the Company at its principal office accompanied by (i) payment in cash or by certified or bank check of the full consideration for the shares as to which they are exercised, (ii) delivery of outstanding shares of Common Stock (which have been outstanding for at least six months) having a fair market value on the last business day preceding the date of exercise equal to the option exercise price, or (iii) an irrevocable undertaking by a creditworthy broker to deliver to the Company sufficient funds to pay the exercise price against delivery of the certificate for the shares. If payment is made other than by wire transfer, certified check or bank check, the Company shall not issue certificates for shares of Common Stock until the Company has been advised by its bank that the optionee's check has cleared.

6.          Limitation of Rights.

            (a) No Right to Continue as a Director. Neither the Plan, nor the granting of an Option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain the optionee as a director for any period of time.

            (b) No Stockholders' Rights for Options. An optionee shall have no rights as a stockholder with respect to the shares covered by his or her option until the date the option is exercised. Upon receipt by the Company of the exercise price of the option, the optionee shall have all rights as a stockholder as to those shares.

            (c) Compliance with Securities Laws. Each option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.



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7.          Adjustment Provisions for Mergers, Recapitalizations and Related
            Transactions.

            If, through or as a result of any merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares or other reverse stock split, or other similar transaction, (i) the outstanding shares of Common Stock are exchanged for a different number or kind of securities of the Company or of another entity, or
(ii) additional shares or new or different shares or other securities of the Company or of another entity are distributed with respect to such shares of Common Stock, the Board shall make an appropriate and proportionate adjustment in (x) the maximum number and kind of shares reserved for issuance under the Plan, (y) the number and kind of shares or other securities subject to then outstanding options under the Plan, and (z) the price for each share subject to any then outstanding options under the Plan (without changing the aggregate purchase price for such options), to the end that each option shall be exercisable, for the same aggregate exercise price, for such securities as such optionholder would have held immediately following such event if he had exercised such option immediately prior to such event. No fractional shares will be issued under the Plan on account of any such adjustments, and any fractional shares shall be rounded to the next higher whole number of shares.

8.          Acquisition Event.

            For purposes of the Plan, an "Acquisition Event" shall be deemed to have occurred only if any of the following events occurs: (i) any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (ii) any sale of all or substantially all of the assets of the Company; or (iii) the complete liquidation of the Company.

9.          Termination and Amendment of the Plan.

            The Board may suspend or terminate the Plan or amend it in any respect whatsoever.

10.         Notice.

            Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Treasurer of the Company and shall become effective when it is received.



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11.         Governing Law.

            The Plan and all determinations made and actions taken pursuant hereto shall be governed by the internal laws of the State of New York (without regard to any applicable conflicts of laws or principles).

12.         Effective Date.

            The Plan shall take effect as of the date the Plan is approved by the Board, subject to the approval of the Plan by a majority of the votes cast by the holders of the Company's Common Stock at the next annual or special meeting of stockholders. Any grants made under the Plan prior to such approval shall be effective when made (unless otherwise specified by the Board at the time of grant), but shall be conditioned on, and subject to, such approval of the Plan by such stockholders.



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